Exhibit 99.1

Airgain® Reports Second Quarter 2025 Financial Results

Delivers Sequential Growth; Positioned for Second Half Profitability and Scalable Growth in 2026

SAN DIEGO, CA, August 6, 2025 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced wireless connectivity solutions, today reported financial results for the second quarter ended June 30, 2025.

“In the second quarter, we continued to execute our growth strategy, advancing our platform businesses, strengthening our core, and maintaining financial and operational discipline,” said Jacob Suen, President and CEO of Airgain. “We achieved several key milestones, including FirstNet Trusted certification for AC-Fleet, the launch of our Go-Kit Pro mobile connectivity solution, and our first Tier 2 utility win for AC-Fleet. At the same time, we are advancing our Lighthouse global trials, which reinforce the platform’s long-term potential. While broader platform ramps are now expected in 2026, the traction we are seeing positions us to deliver profitability in the second half of 2025, and scale meaningfully in 2026.”

Second Quarter 2025 and Recent Operational Highlights

•
In May, received FirstNet Trusted™ certification for the AirgainConnect® AC‑Fleet™, validating its compliance with mission-critical public safety standards. The all-in-one 5G vehicle gateway supports FirstNet Band 14 and AT&T LTE/5G networks, while reducing installation complexity and total cost of ownership for fleet deployments.
•
In June, launched the AirgainConnect® Go‑Kit Pro, a rugged, carry‑on-sized 5G mobile connectivity solution with built‑in battery, Wi‑Fi 6, GPS, and multi‑carrier eSIM, enabling rapid, secure broadband deployment for first responders and remote teams. The Go‑Kit Pro has been approved by multiple carriers.
•
In June, launched the NimbeLink Skywire™ Cat 1 bis embedded modem, pre‑certified for end‑application use designed to streamline IoT deployments by cutting certification hurdles and accelerating global time‑to‑market by up to 80%.

Second Quarter 2025 Financial Highlights

GAAP

•
Sales of $13.6 million
•
GAAP gross margin of 42.9%
•
GAAP operating expenses of $7.8 million
•
GAAP net loss of $1.5 million or $(0.12) per share

Non-GAAP

•
Non-GAAP gross margin of 43.8%
•
Non-GAAP operating expenses of $6.5 million
•
Non-GAAP net loss of $0.5 million or $(0.04) per share
•
Adjusted EBITDA of $(0.4) million

Second Quarter 2025 Financial Results

Sales for the second quarter of 2025 were $13.6 million, of which $7.2 million was generated from the enterprise market, $5.6 million from the consumer market, and $0.8 million from the automotive market. Sales increased by 13.4%, or $1.6 million in the second quarter of 2025 compared to $12.0 million in the first quarter of 2025. Enterprise sales increased by

$2.8 million from the first quarter, primarily due to higher shipments of embedded modems and custom IoT products. Consumer sales decreased by $0.8 million and automotive sales decreased by $0.4 million from the first quarter of 2025, due to lower demand for embedded and external antennas. Sales for the second quarter of 2025 decreased by 10.3%, or $1.6 million from $15.2 million in the same quarter a year ago primarily due to lower sales of $1.5 million from the enterprise market and $0.9 million from the automotive market, partially offset by an increase of $0.8 million from the consumer market.

GAAP gross profit for the second quarter of 2025 was $5.8 million, compared to $5.2 million for the first quarter of 2025 and $6.1 million for the same quarter a year ago. Non-GAAP gross profit for the second quarter of 2025 was $6.0 million, compared to $5.3 million for the first quarter of 2025 and $6.3 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the second quarter of 2025 was 42.9%, compared to 43.0% for the first quarter of 2025 and 40.5% for the same quarter a year ago. The increase in gross margin compared to the same quarter a year ago was primarily due to improved enterprise product margins. Non-GAAP gross margin for the second quarter of 2025 was 43.8% compared to 44.3% for the first quarter of 2025 and 41.5% for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the second quarter of 2025 were $0.5 million lower at $7.8 million compared to $8.3 million for the first quarter of 2025 and were $0.9 million lower compared to the quarter, a year ago at $8.7 million. The lower operating expenses were primarily driven by lower employee expenses. Non-GAAP operating expenses for the second quarter of 2025 were $0.1 million lower at $6.5 million compared to the first quarter of 2025 and $0.4 million lower compared to the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the second quarter of 2025 was $1.5 million or $(0.12) per share (based on 11.8 million shares), compared to a GAAP net loss of $1.5 million or $(0.13) per share (based on 11.6 million shares) for the first quarter of 2025 and net loss of $2.5 million or $(0.23) per share (based on 10.9 million shares) for the same quarter a year ago. Non-GAAP net loss for the second quarter of 2025 was $0.5 million or $(0.04) per share (based on 11.8 million shares), compared to a non-GAAP net loss of $1.3 million or $(0.11) per share (based on 11.6 million shares) for the first quarter of 2025 and a non-GAAP net loss of $0.6 million or $(0.05) per share (based on 10.9 million shares) for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the second quarter of 2025 was $(0.4) million, compared to $(1.2) million for the first quarter of 2025 and $(0.4) million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Third Quarter 2025 Financial Outlook

GAAP

•
Sales are expected to be in the range of $13.0 million to $15.0 million, or $14.0 million at the midpoint
•
GAAP gross margin is expected to be in the range of 41.4% to 44.4%
•
GAAP operating expense is expected to be approximately $7.7 million
•
GAAP net loss per share is expected to be $(0.14) at the midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 42.5% to 45.5%
•
Non-GAAP operating expense is expected to be approximately $6.1 million
•
Non-GAAP net income per share is expected to be $0.01 at the midpoint
•
Adjusted EBITDA is expected to be $0.2 million at the midpoint

Our financial outlook for the three months ending September 30, 2025, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain management will hold a conference call on Wednesday, August 6, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss financial results for the second quarter ended June 30, 2025.

Airgain management will host the presentation, followed by a question-and-answer period.

Dial-In: (+1) 416 764 8646 or (+1) 888 396 8049

Confirmation #: 13754803

The conference call will be broadcast simultaneously and be available for replay via the investor section of the company’s website at investors.airgain.com and here

The registration link will allow you to replay the webcast after 8:00 p.m. Eastern Time on the same day until August 6, 2026.

About Airgain, Inc.

Headquartered in San Diego, California, Airgain, Inc. (NASDAQ: AIRG) is a leading provider of advanced wireless connectivity solutions. We are committed to delivering high-performance, cost-effective, and energy-efficient wireless solutions that enable rapid market deployment. Our mission is to connect the world through integrated, innovative, and optimized wireless solutions. Our diverse product portfolio serves three primary markets: enterprise, automotive, and consumer. For more information, visit airgain.com, or follow Airgain on LinkedIn and X.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc. All other trademarks are the property of their respective owner.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our expected growth and profitability, third quarter 2025 financial outlook, and expectations regarding the potential of our platforms and timing and potential impact of platform ramps. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customers' ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; risks associated with the performance of our products, including bundled solutions with third-party products; our products are subject to intense competition, and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; the potential for the strategic partnership with Omantel to not meet expectations; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; overall global supply shortages and logistics delays within the supply chain that our products are used in, and uncertainty regarding tariffs and trade policies and their potential impacts, as well as in each case, their adverse effect on general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; any rise in interest rates and inflation may adversely impact our margins, the supply chain and our customers’ sales, which may negatively affect our sales and operating results; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a limited number of contract manufacturers to produce and ship all of our products, and our contract manufacturers rely on a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully or a failure of these parties to perform could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense, depreciation and amortization, workforce reduction severance and exit costs, and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, workforce reduction severance, and exit costs. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release .

Airgain Contact

Michael Elbaz

Chief Financial Officer

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gateway-grp.com

Airgain, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,678	$8,510
Trade accounts receivable, net	11,826	11,671
Inventories	3,716	3,952
Prepaid expenses and other current assets	1,333	1,698
Total current assets	24,553	25,831
Property and equipment, net	1,803	1,993
Leased right-of-use assets	4,028	3,901
Goodwill	10,845	10,845
Intangible assets, net	4,218	5,799
Other assets	74	74
Total assets	$45,521	$48,443
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,061	$9,499
Accrued compensation	1,198	2,041
Accrued liabilities and other	2,955	1,872
Short-term lease liabilities	573	89
Total current liabilities	11,787	13,501
Deferred tax liability	165	163
Long-term lease liabilities	3,783	3,810
Total liabilities	15,735	17,474
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 12,445 shares issued and 11,903 shares outstanding at June 30, 2025; and 12,070 shares issued and 11,529 shares outstanding at December 31, 2024.	125,379	123,546
Treasury stock, at cost: 541 shares at June 30, 2025 and December 31, 2024.	(5,364)	(5,364)
Accumulated deficit	(90,230)	(87,209)
Accumulated other comprehensive income (loss)	1	(4)
Total stockholders’ equity	29,786	30,969
Total liabilities and stockholders’ equity	$45,521	$48,443

Airgain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Sales	$13,623	$15,184	$25,636	$29,415
Cost of goods sold	7,784	9,036	14,637	17,691
Gross profit	5,839	6,148	10,999	11,724
Operating expenses:
Research and development	2,553	3,116	5,051	6,236
Sales and marketing	2,419	2,349	4,883	4,507
General and administrative	2,867	3,188	6,161	6,115
Total operating expenses	7,839	8,653	16,095	16,858
Loss from operations	(2,000)	(2,505)	(5,096)	(5,134)
Other income (expense):
Employee retention credit refund	495	—	1,989	—
Interest income, net	100	27	321	53
Other (expense) income, net	(56)	(1)	(197)	7
Total other income, net	539	26	2,113	60
Loss before income taxes	(1,461)	(2,479)	(2,983)	(5,074)
Income tax expense (benefit)	14	34	38	(106)
Net loss	$(1,475)	$(2,513)	$(3,021)	$(4,968)
Net loss per share:
Basic	$(0.12)	$(0.23)	$(0.26)	$(0.46)
Diluted	$(0.12)	$(0.23)	$(0.26)	$(0.46)
Weighted average shares used in calculating loss per share:
Basic	11,841	10,938	11,711	10,736
Diluted	11,841	10,938	11,711	10,736

Airgain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,021)	$(4,968)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	236	284
Amortization	1,593	1,484
Stock-based compensation	1,510	2,253
Deferred tax liability	3	19
Amortization of prepaid assets	—	132
Accrual of property and equipment	—	22
Changes in operating assets and liabilities:
Trade accounts receivable	(155)	(1,267)
Inventories	236	(740)
Prepaid expenses and other current assets	365	312
Other assets	(1)	6
Accounts payable	(2,438)	(628)
Accrued compensation	(688)	379
Accrued liabilities and other	1,134	432
Lease liabilities	330	(42)
Net cash used in operating activities	(896)	(2,322)
Cash flows from investing activities:
Purchases of property and equipment	(58)	(150)
Net cash used in investing activities	(58)	(150)
Cash flows from financing activities:
Proceeds from at-the-market common stock offering, net of offering costs	—	3,006
Payments for withholding taxes related to net share settlement of equity awards	(191)	(95)
Proceeds from employee stock purchase and option exercises	308	101
Net cash provided by financing activities	117	3,012

Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(5)

Net (decrease) increase in cash, cash equivalents and restricted cash	(832)	535
Cash, cash equivalents, and restricted cash; beginning of period	8,565	7,976
Cash, cash equivalents, and restricted cash; end of period	$7,733	$8,511

Supplemental disclosure of cash flow information:

Income taxes paid	$25	$38
Income taxes refunded	$1	$50

Supplemental disclosure of non-cash investing and financing activities:
Operating lease liabilities resulting from right-of-use assets	$519	$179
Accrued offering costs charged against proceeds from sale of common stock	$—	$10

Cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$7,678	$8,416
Restricted cash included in prepaid expenses and other current assets and other assets long term	55	95
Total cash, cash equivalents, and restricted cash	$7,733	$8,511

Airgain, Inc.

(in thousands)

(unaudited)

Sales by Target Market

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Enterprise	$7,152	$4,341	$8,615	$11,493	$17,494
Consumer	5,650	6,401	4,827	12,051	8,338
Automotive	821	1,271	1,742	2,092	3,583
Total sales	$13,623	$12,013	$15,184	$25,636	$29,415

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Gross profit	$5,839	$5,160	$6,148	$10,999	$11,724
Stock-based compensation	39	73	65	112	123
Amortization of intangible assets	89	89	89	178	178
Non-GAAP gross profit	$5,967	$5,322	$6,302	$11,289	$12,025

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Gross margin	42.9%	43.0%	40.5%	42.9%	39.9%
Stock-based compensation	0.3%	0.6%	0.4%	0.4%	0.4%
Amortization of intangible assets	0.6%	0.7%	0.6%	0.7%	0.6%
Non-GAAP gross margin	43.8%	44.3%	41.5%	44.0%	40.9%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Operating expenses	$7,839	$8,256	$8,653	$16,095	$16,858
Stock-based compensation expense	(564)	(834)	(1,142)	(1,398)	(2,130)
Amortization of intangible assets	(653)	(653)	(654)	(1,306)	(1,307)
Severance and exit costs	(151)	(135)	-	(286)	—
Non-GAAP operating expenses	$6,471	$6,634	$6,857	$13,105	$13,421

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to non-GAAP Net (Loss)

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Net loss	$(1,475)	$(1,546)	$(2,513)	$(3,021)	$(4,968)
Employee retention credit refund	(495)	(1,494)	—	(1,989)	—
Stock-based compensation expense	603	907	1,207	1,510	2,253
Amortization of intangible assets	742	742	742	1,484	1,484
Severance and exit costs	151	135	—	286	—
Other income, net	(56)	(87)	(27)	(143)	(53)
Income tax expense (benefit)	14	24	34	38	(106)
Non-GAAP net (loss) income attributable to common stockholders	$(516)	$(1,319)	$(557)	$(1,835)	$(1,390)

Non-GAAP net (loss) per share:
Basic	$(0.04)	$(0.11)	$(0.05)	$(0.16)	$(0.13)
Diluted	$(0.04)	$(0.11)	$(0.05)	$(0.16)	$(0.13)
Weighted average shares used in calculating non-GAAP net (loss) income per share:
Basic	11,841	11,579	10,938	11,711	10,736
Diluted	11,841	11,579	10,938	11,711	10,736

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Net loss	$(1,475)	$(1,546)	$(2,513)	$(3,021)	$(4,968)
Employee retention credit	(495)	(1,494)	—	(1,989)	—
Stock-based compensation expense	603	907	1,207	1,510	2,253
Depreciation and amortization	855	865	881	1,720	1,768
Severance and exit costs	151	135	—	286	—
Other income, net	(56)	(87)	(27)	(143)	(53)
Income tax expense (benefit)	14	24	34	38	(106)
Adjusted EBITDA	$(403)	$(1,196)	$(418)	$(1,599)	$(1,106)

Q3-2025 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net Income, EPS and to Adjusted EBITDA
For the Three Months Ended September 30, 2025
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	42.9%	GAAP operating expenses	$7.7
Stock-based compensation	0.4%	Stock-based compensation	(1.0)
Amortization	0.7%	Amortization	(0.6)
Non-GAAP gross margin	44.0%	Non-GAAP operating expenses	$6.1

Net Income Reconciliation		Net Income per Share Reconciliation(1):
GAAP net loss	$(1.7)	GAAP net loss per share	$(0.14)
Stock-based compensation	$1.0	Stock-based compensation	0.09
Amortization	$0.8	Amortization	0.06
Other income	$(0.0)	Other income	-
Non-GAAP net income	$0.1	Non-GAAP net income per share	$0.01

Adjusted EBITDA Reconciliation
GAAP net loss	$(1.7)
Stock-based compensation	1.0
Depreciation and amortization	0.8
Other income	0.1
Adjusted EBITDA	$0.2

(1) Amounts are based on 11.9 million basic and 12.1 million weighted average shares outstanding